CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in these Registration Statements (No. 333-71145, 333-47841, 333-26383, 333-53934, 333-81572, 333-103448, and 333-123168) on Form S-8 and Registration Statements (No. 333-156664 and 33-74006) on Form S-3 of Fidelity Bancorp, Inc. of our report dated December 15, 2011, relating to our audit of the consolidated financial statements, included in and incorporated by reference in the Annual Report on Form 10-K of Fidelity Bancorp, Inc. for the year ended September 30, 2011.

Wexford, Pennsylvania
January 5, 2012